Exhibit 21


                     EXHIBIT 21: SUBSIDIARIES OF REGISTRANT


Subsidiary of Registrant   State of Incorporation                     D/B/A's
-------------------------------------------------                     -------
Southington Savings Bank            Connecticut                       None